As  filed with the Securities and Exchange Commission on June 21,
2006
                                   Registration No. 333-_________

                          UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, DC  20549
                          --------------
                             FORM S-8
     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        INTEL CORPORATION
       ----------------------------------------------------
      (Exact Name of Registrant as Specified in Its Charter)

                 DELAWARE                         94-1672743
 ----------------------------------------     -------------------
      (State or Other Jurisdiction of          (I.R.S. Employer
      Incorporation or Organization)          Identification No.)

        2200 MISSION COLLEGE BLVD.
              SANTA CLARA, CA                     95054-8119
 ----------------------------------------     -------------------
 (Address of Principal Executive Offices)         (Zip Code)


            INTEL CORPORATION 2006 STOCK PURCHASE PLAN
      -----------------------------------------------------
                     (Full Title of the Plan)


                      CARY I. KLAFTER, ESQ.
                   VICE PRESIDENT AND SECRETARY
                        INTEL CORPORATION
                    2200 MISSION COLLEGE BLVD.
                    SANTA CLARA, CA 95054-8119
       ----------------------------------------------------
             (Name and Address of Agent for Service)

                          (408) 765-8080
        --------------------------------------------------
  (Telephone Number, Including Area Code, of Agent For Service)

                            Copies to:
                     RONALD O. MUELLER, ESQ.
                   GIBSON, DUNN & CRUTCHER LLP
             1050 CONNECTICUT AVENUE, N.W. SUITE 300
                       WASHINGTON, DC 20036
                          (202) 955-8500

 ----------------------------------------------------------------
                 CALCULATION OF REGISTRATION FEE
 ----------------------------------------------------------------
 Title of   Amount to   Proposed  Proposed Maximum    Amount of
Each Class     be       Maximum      Aggregate      Registration
    of     Registered   Offering   Offering Price      Fee (3)
Securities     (1)       Price       (2) & (3)
  to be                   Per
Registered               Share
                         (2) &
                          (3)
----------  --------    --------      --------        --------
Common
Stock, par 240,000,000   $15.52    $3,724,800,000    $398,553.60
value        shares
$0.001 per
share
 ----------------------------------------------------------------
(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Registrant's common stock in respect of the securities identified in the above table as a result of any stock dividend, stock split, recapitalization or other similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee.

(3) Calculated pursuant to Rule 457(c) and (h) under the Securities Act based upon 85% of the average of the high and low sales prices of the Common Stock as reported on the Nasdaq National Market on June 16, 2006, which was $18.26. Under the terms of the 2006 Stock Purchase Plan, the purchase price of Common Stock with respect to a subscription period is the lower of (i) a percentage not less than 85% ("Designated Percentage") of the offering price or (ii) the Designated Percentage of the market value of a share of Common Stock on the purchase date on which the Common Stock is purchased.

                          INTRODUCTION

          This Registration Statement on Form S-8 is filed by Intel Corporation, a Delaware corporation (the "Corporation" or the "Registrant"), relating to 240,000,000 shares of its common stock, par value $0.001 per share (the "Common Stock") issuable to eligible employees of the Corporation under the Intel Corporation 2006 Stock Purchase Plan.

                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.

          Not filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

Item 2.   Registrant Information and Employee Plan Annual
          Information.

          Not filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The following documents of the Registrant heretofore filed with the Securities and Exchange Commission (the
"Commission") are hereby incorporated in this Registration
Statement by reference:

(1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed with the Commission on February 27, 2006, File No. 000-06217;

(2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended April 1, 2006, filed with the Commission on May 8, 2006, File No. 000-06217;

(3)  The Registrant's Current Reports on Form 8-K filed with the
     Commission on January 17, 2006; January 19, 2006; February
     9, 2006; March 3, 2006; April 19, 2006; and May 22, 2006,
     File No.  000-06217; and

(4) The description of the Common Stock set forth under the caption "Description of Capital Stock" in the Registrant's automatic shelf registration statement on Form S-3, filed with the Commission on March 30, 2006, File No. 333-132865, together with any amendment or report filed with the Commission for the purpose of updating such description.

          All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made part hereof from their respective dates of filing (such documents, and the documents listed above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Registrant's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

          Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

          Section 145 of the Delaware General Corporation Law (the "DGCL") makes provision for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify the officers and directors of the Corporation under certain circumstances from liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit.

          As permitted by the DGCL, the Corporation's Certificate of Incorporation (the "Charter") provides that, to the fullest extent permitted by the DGCL or decisional law, no director shall be personally liable to the Corporation or to its stockholders for monetary damages for breach of his fiduciary duty as a director. The effect of this provision in the Charter is to eliminate the rights of the Corporation and its stockholders (through stockholders' derivative suits on behalf of the Corporation) to recover monetary damages against a director for breach of fiduciary duty as a director thereof (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i)-(iv), inclusive, above. These provisions will not alter the liability of directors under federal securities laws.

          The Corporation's Bylaws (the "Bylaws") provide that the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of any other corporation or enterprise (including an employee benefit plan), against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes and penalties, and amounts paid or to be paid in settlement, and any interest, assessments, or other charges imposed thereof, and any taxes imposed on such person as a result of such payments) reasonably incurred or suffered by such person in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in such action, suit or proceeding, to the fullest extent authorized by the DGCL, provided that the Corporation shall indemnify such person in connection with any such action, suit or proceeding initiated by such person only if authorized by the Board of Directors of the Corporation or brought to enforce certain indemnification rights.

          The Bylaws also provide that expenses incurred by an officer or director of the Corporation (acting in his capacity as such) in defending any such action, suit or proceeding shall be paid by the Corporation, provided that if required by the DGCL such expenses shall be advanced only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation. Expenses incurred by other agents of the Corporation may be advanced upon such terms and conditions as the Board of Directors of the Corporation deems appropriate. Any obligation to reimburse the Corporation for expenses advanced under such provisions shall be unsecured and no interest shall be charged thereon.

          The Bylaws also provide that indemnification provided for in the Bylaws shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that any right of indemnification or protection provided under the Bylaws shall not be adversely affected by any amendment, repeal, or modification of the Bylaws; and that the Corporation may purchase and maintain insurance to protect itself and any such person against any such expenses, liability and loss, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the DGCL or the Bylaws.

          In addition to the above, the Corporation has entered into indemnification agreements with each of its directors and certain of its officers. The indemnification agreements provide directors and officers with the same indemnification by the Corporation as described above and assure directors and officers that indemnification will continue to be provided despite future changes in the Bylaws of the Corporation. The Corporation also provides indemnity insurance pursuant to which officers and directors are indemnified or insured against liability or loss under certain circumstances, which may include liability or related loss under the Act and the Securities Exchange Act of 1934.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

          Unless otherwise indicated below as being incorporated by reference to another filing of the Corporation with the Commission, each of the following exhibits is filed herewith:

Exhibit
  No.     Exhibit Description


4.1*      Intel Corporation Third Restated Certificate of
          Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K as filed on May 22, 2006, File No. 000-06217).

4.2*      Intel Corporation Bylaws as amended on January 18,
          2006 (incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K as filed on
          January 19, 2006, File No. 000-06217).

5.1       Opinion of Gibson, Dunn & Crutcher LLP.

23.1      Consent of Gibson, Dunn & Crutcher LLP (included in
          Exhibit 5.1).

23.2      Consent of Ernst & Young LLP, Independent Registered
          Public Accounting Firm.

24        Power of Attorney (contained on signature page hereto).

99.1      Intel Corporation 2006 Stock Purchase Plan dated May
          17, 2006.


*Incorporated by reference

Item 9.   Undertakings.

     (1)  The undersigned Registrant hereby undertakes:
          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by
               section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts
               or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information
               with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided however, That:

          (A) Paragraphs (1)(a)(i) and (1)(a)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

          (B)  Paragraphs (1)(a)(i), (1)(a)(ii) and (1)(a)(iii)
of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                           SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, there-unto duly authorized, in the City of Santa Clara, State of California, on this 21st day of June, 2006.


                            INTEL CORPORATION

                            By:  /s/ Andy D. Bryant
                                 ---------------------------
                                 Andy D. Bryant
                                 Executive Vice President,
                                 Chief Financial and
                                 Enterprise Services Officer


          Each person whose signature appears below constitutes and appoints D. Bruce Sewell, Andy D. Bryant, and Cary I. Klafter and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        [REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature               Title                       Date


/s/ Craig R. Barrett    Chairman of the Board and   June 21, 2006
Craig R. Barrett        Director

/s/ Paul S. Otellini    President, Chief Executive  June 21, 2006
Paul S. Otellini        Officer and Director

/s/ Charlene Barshefsky Director                    June 21, 2006
Charlene Barshefsky

/s/ E. John P. Browne   Director                    June 21, 2006
E. John P. Browne

/s/ Andy D. Bryant      Executive Vice President,   June 21, 2006
Andy D. Bryant          Chief   Financial  Officer
                        and  Principal  Accounting
                        Officer

/s/ D. James Guzy       Director                    June 21, 2006
D. James Guzy

                        Director
Reed E. Hundt

/s/ James D. Plummer    Director                    June 21, 2006
James D. Plummer

                        Director
David S. Pottruck

/s/ Jane E. Shaw        Director                    June 21, 2006
Jane E. Shaw

/s/ John L. Thornton    Director                    June 21, 2006
John L. Thornton

/s/ David B. Yoffie     Director                    June 21, 2006
David B. Yoffie

                          EXHIBIT INDEX

Exhibit
  No.     Exhibit Description


4.1*      Intel  Corporation Third Restated Certificate  of
          Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K as filed on May 22, 2006, File No. 000-06217).

4.2*      Intel Corporation Bylaws as amended on January 18,
          2006 (incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K as filed on
          January 19, 2006, File No. 000-06217).

5.1       Opinion of Gibson, Dunn & Crutcher LLP.

23.1 Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2      Consent of Ernst & Young LLP,
          Independent Registered Public Accounting
          Firm.

24        Power of Attorney (contained on
          signature page hereto).

99.1      Intel Corporation 2006 Stock Purchase Plan dated May
          17, 2006.



*Incorporated by reference